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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


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                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                January 27, 2000

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                                BRADY CORPORATION

             (Exact name of registrant as specified in its charter)

          WISCONSIN                       0-12730                39-0178960
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(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


              6555 WEST GOOD HOPE ROAD, MILWAUKEE, WISCONSIN 53223
                    (Address of principal executive offices)

                                 (414) 358-6600
              (Registrant's telephone number, including area code)



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Item 5.      Other Events.

             On January 27, 2000, Brady Corporation announced a cash offer to purchase all of the approximately 16.3 million outstanding shares of Critchley Group plc for 5.75 pounds (approximately $9.49) per Critchley share, or a total offer value of 94 million pounds (approximately $155 million). Brady's unsolicited offer, which has not been recommended by Critchley's board of directors, is subject to regulation under applicable law of the United Kingdom. A copy of the press release announcing commencement of the offer is attached as
Exhibit 1.

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Item 7.      Financial Statements and Exhibits.

             Exhibits.  The following exhibits are filed herewith:

               99.1 Text of press release dated January 27, 2000.

               99.2 Revolving Credit Agreement by and among Brady Corporation,
                    Brady Financial Co. and PNC Bank, National Association, dated September 23, 1999.

               99.3 Amendment No. 1 to Credit Agreement, dated January 31, 2000.

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       BRADY CORPORATION



Date:  February 14, 2000               /s/ F. Jaehnert
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                                       F. M. Jaehnert
                                       Vice President & Chief Financial Officer
                                       (Principal Accounting Officer)

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